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EXHIBIT 21.1

SUBSIDIARIES OF SUPERNUS PHARMACEUTICALS, INC.

Name of Subsidiary	Jurisdiction of Organization
TCD Royalty Sub LLC	Delaware

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  EXHIBIT 21.1